UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2013 (May 15, 2013)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On May 15, 2013, after consulting with the Company’s Audit Committee and with the Company’s Independent Registered Public Accountant, Marcum LLP, management concluded that certain of the Company’s warrants and its Series A Convertible Preferred Stock (“Preferred”) have received improper accounting treatment. The warrants should have been reflected as liabilities and the Preferred Stock should have been reflected as temporary equity on the balance sheets included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) and the Quarterly Reports on Form 10-Q for the periods ended June 30, 2012 and September 30, 2012 (the “Quarterly Reports”), as opposed to a component of equity. As a result of this improper accounting treatment, the financial statements in the Annual Report and the Quarterly Reports should no longer be relied upon.

Specifically, the change in treatment of the warrants and the Preferred will result in a change to the equity, temporary equity, and liability portions of the balance sheet and could result in a gain or loss on the fair market carrying value of the warrants and Preferred which could impact net income and earnings (loss) per share on the statement of operations. Such reclassifications, however, will not impact cash flow or cash balances. In addition, as a result of recently obtained Waiver Agreements from warrant holders, the affected warrants will be treated as equity in the quarter ending June 30, 2013. Lastly, as of today’s date, substantially all of the Preferred has converted into Common Stock of the Company pursuant to its terms; the accounting treatment of the conversion eliminates temporary equity classification of these shares as well. In summary, while the Annual Report and Quarterly Reports should not be relied upon, investors should be aware that the classification of the warrants as a liability will revert back to the originally reported equity treatment in the quarter ending June 30, 2013.

As a result of the above, as soon as practicable, the Company will file with the Securities and Exchange Commission amendments to its Annual Report and Quarterly Reports. The Company expects to file its 10-Q for the quarter ended March 31, 2013 as soon as practicable. Management is considering, and will continue to evaluate, the effect of the facts leading to the error on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures. A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects”, “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert Ladd
Name: Title:	Robert Ladd President and Chief Executive Officer